Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Beyond Air, Inc. on Form S-8 of our report dated June 22, 2023 with respect to our audit of the consolidated financial statements of Beyond Air, Inc. as of and for the year ended March 31, 2023 appearing in the Annual Report on Form 10-K of Beyond Air, Inc. for the year ended March 31, 2023.

/s/ Marcum llp

Marcum llp

East Hanover, New Jersey

December 20, 2023